EXHIBIT 10.14
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
ACADIAN GAS, LLC
A Delaware Limited Liability Company

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
ACADIAN GAS, LLC
A Delaware Limited Liability Company
TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS

1.01 Definitions	1
1.02 Construction	1

ARTICLE 2
ORGANIZATION

2.01 Formation	2
2.02 Name	2
2.03 Registered Office; Registered Agent; Principal Office; Other Offices	2
2.04 Purpose	2
2.05 Term	2
2.06 No State-Law Partnership; Withdrawal	2

ARTICLE 3
MATTERS RELATING TO MEMBERS

3.01 Members	3
3.02 Creation of Additional Membership Interest	3
3.03 Liability to Third Parties	3

ARTICLE 4
CAPITAL CONTRIBUTIONS

4.01 Capital Contributions	3
4.02 Loans	3
4.03 Return of Contributions	4
4.04 Capital Accounts	4

ARTICLE 5
ALLOCATIONS AND DISTRIBUTIONS

5.01 Allocations	4
5.02 Distributions	6

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	ARTICLE 6
	RIGHTS AND OBLIGATIONS OF MEMBERS

6.01	Limitation of Members’ Responsibility, Liability	6
6.02	Return of Distributions	7
6.03	Priority and Return of Capital	7
6.04	Competition	7
6.05	Admission of Additional Members	7
6.06	Resignation	7
6.07	Indemnification	7

	ARTICLE 7
	MEETINGS OF MEMBERS

7.01	Meetings	7
7.02	Place of Meetings	8
7.03	Notice of Meetings	8
7.04	Meeting of All Members	8
7.05	Action by Members Without a Meeting	8
7.06	Waiver of Notice	8
7.07	Delegation to Board	8

	ARTICLE 8
	MANAGEMENT

8.01	Management by Board of Directors	8
8.02	Officers	10
8.03	Duties of Officers and Directors	13
8.04	Compensation	13
8.05	Indemnification	13
8.06	Liability of Indemnitees	15

	ARTICLE 9
	[RESERVED]

	ARTICLE 10
	ACCOUNTING METHOD, PERIOD, RECORDS AND REPORTS

10.01	Accounting Method	15
10.02	Accounting Period	15
10.03	Records, Audits and Reports	15
10.04	Inspection	15

	ARTICLE 11
	TAX MATTERS

11.01	Tax Returns	16
11.02	Tax Elections	16

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11.03 Tax Matters Partner	16

ARTICLE 12
RESTRICTIONS ON TRANSFERABILITY

12.01 Transfer Restrictions	16

ARTICLE 13
BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

13.01 Maintenance of Books	17
13.02 Reports	17
13.03 Bank Accounts	17
13.04 Tax Statements	17

ARTICLE 14
DISSOLUTION, WINDING-UP AND TERMINATION

14.01 Dissolution	17
14.02 Winding-Up and Termination	18

ARTICLE 15
MERGER

15.01 Authority	19
15.02 Procedure for Merger or Consolidation	19
15.03 Approval by Members of Merger or Consolidation	20
15.04 Certificate of Merger or Consolidation	20
15.05 Effect of Merger or Consolidation	21

ARTICLE 16
GENERAL PROVISIONS

16.01 Notices	21
16.02 Entire Agreement; Supersedure	22
16.03 Effect of Waiver or Consent	22
16.04 Amendment or Restatement	22
16.05 Binding Effect	22
16.06 Governing Law; Severability	22
16.07 Further Assurances	22
16.08 Offset	23
16.09 Counterparts	23
16.10 Execution of Additional Instruments	23
16.11 Severability	23
16.12 Headings	23

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AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
ACADIAN GAS, LLC
A Delaware Limited Liability Company
     THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of ACADIAN GAS, LLC, a Delaware limited liability company (the “Company”), executed on                     , 2007 (the “Effective Date”), is adopted, executed and agreed to, by Enterprise Products Operating L.P., a Delaware limited partnership (“Enterprise Products OLP”) and DEP Operating Partnership, L.P., a Delaware limited partnership (“DEP OLP”), as the Members of the Company.
RECITALS
     A. The Company was formed on January 20, 1998 by the filing of the Certificate of Formation with the Secretary of State of the State of Delaware.
     B. The Limited Liability Company Agreement of the Company was executed effective January 20, 1998 by its Initial Member, Acadian Gas Corporation, a Nevada corporation (the “Existing Agreement”).
     C. DEP OLP entered into that certain Contribution, Conveyance and Assumption Agreement by and among DEP Holdings, LLC, Duncan Energy Partners L.P. (“MLP”), DEP OLPGP, LLC and Enterprise Products OLP on the Effective Date (the “Contribution Agreement”) whereby Enterprise Products OLP contributed 66% of its membership interests in the Company (the “Interest”) to MLP as consideration for the receipt of proceeds raised in the initial public offering of MLP.
     D. Pursuant to the Contribution Agreement, MLP contributed the Interest to DEP OLP as a capital contribution.
     E. Enterprise Products OLP deems it advisable to amend and restate the Existing Agreement in its entirety as set forth herein to reflect (i) the contribution of the Interest from Enterprise Products OLP to the DEP OLP and (ii) the admission of DEP OLP as a Member of the Company.
ARTICLE 1
DEFINITIONS
     1.01 Definitions. Each capitalized term used herein shall have the meaning given such term in Attachment I.
     1.02 Construction. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law;

(d) references to money refer to legal currency of the United States of America; (e) “including” means “including without limitation” and is a term of illustration and not of limitation; (f) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural; and (g) neither this Agreement nor any other agreement, document or instrument referred to herein or executed and delivered in connection herewith shall be construed against any Person as the principal draftsperson hereof or thereof.
ARTICLE 2
ORGANIZATION
     2.01 Formation. The Company was organized as a Delaware limited liability company by the filing of a Certificate of Formation (“Organizational Certificate”) on January 10, 1998 with the Secretary of State of the State of Delaware under and pursuant to the Act.
     2.02 Name. The name of the Company is “Acadian Gas, LLC” and all Company business must be conducted in that name or such other names that comply with Law as the Board of Directors may select.
     2.03 Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent for service of process named in the Organizational Certificate or such other office (which need not be a place of business of the Company) as the Board of Directors may designate in the manner provided by Law. The registered agent for service of process of the Company in the State of Delaware shall be the initial registered agent for service of process named in the Organizational Certificate or such other Person or Persons as the Board of Directors may designate in the manner provided by Law. The principal office of the Company in the United States shall be at such a place as the Board of Directors may from time to time designate, which need not be in the State of Delaware, and the Company shall maintain records there and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware. The Company may have such other offices as the Board of Directors may designate.
     2.04 Purpose. The purposes of the Company are the transaction of any or all lawful business for which limited liability companies may be organized under the Act.
     2.05 Term. The period of existence of the Company commenced on January 10, 1998 and shall end at such time as a Certificate of Cancellation is filed in accordance with Section 14.02(c).
     2.06 No State-Law Partnership; Withdrawal. It is the intent that the Company shall be a limited liability company formed under the Laws of the State of Delaware and shall not be a partnership (including a limited partnership) or joint venture, and that the Members not be a partner or joint venturer of any other party for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise. A Member does not have the right to Withdraw from the Company; provided, however, that a Member shall have the power to Withdraw at any time in violation of this Agreement. If a Member exercises such power in violation of this Agreement, (a) such Member shall be liable to the Company and its

Affiliates for all monetary damages suffered by them as a result of such Withdrawal; and (b) such Member shall not have any rights under Section 18.604 of the Act. In no event shall the Company have the right, through specific performance or otherwise, to prevent a Member from Withdrawing in violation of this Agreement.
ARTICLE 3
MATTERS RELATING TO MEMBERS
     3.01 Members.
          (a) Enterprise Products OLP has previously been admitted as a Member of the Company.
          (b) DEP OLP is admitted as a Member of the Company as of the date of this Agreement.
     3.02 Creation of Additional Membership Interest. The Company may issue additional Membership Interests in the Company only in compliance with the provisions in Article 5 of the Omnibus Agreement. The Company shall be bound by the terms of such Omnibus Agreement.
     3.03 Liability to Third Parties. No Member or beneficial owner of any Membership Interest shall be liable for the Liabilities of the Company.
ARTICLE 4
CAPITAL CONTRIBUTIONS
     4.01 Capital Contributions.
          (a) The amount of money and the fair market value (as of the date of contribution) of any property (other than money) contributed to the Company by a Member in respect of the issuance of a Membership Interest to such Member shall constitute a “Capital Contribution.” Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of its predecessors in interest.
          (b) Enterprise Products OLP is the assignee of its Membership Interests, and the Member or its predecessor in interest has made certain Capital Contributions.
          (c) DEP OLP is the assignee of its Membership Interests, and the Member or its predecessor in interest has made certain Capital Contributions.
     4.02 Loans. If the Company does not have sufficient cash to pay its obligations, any Member that may agree to do so may, upon approval by the Board of Directors, advance all or part of the needed funds for such obligation to or on behalf of the Company. An advance described in this Section 4.02 constitutes a loan from the Member to the Company, shall bear interest at a rate comparable to the rate the Company could obtain from third parties, from the date of the advance until the date of repayment, and is not a Capital Contribution.

     4.03 Return of Contributions. A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. No Member will be required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.
     4.04 Capital Accounts. A capital account shall be established and maintained for each Member. Each Member’s capital account (a) shall be increased by (i) the amount of money contributed by that Member to the Company, (ii) the fair market value of property contributed by that Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under section 752 of the Code), and (iii) allocations to that Member of Company income and gain (or items of income and gain), including income and gain exempt from tax and income and gain described in Treas. Reg. § 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg. § 1.704-1(b)(4)(i), and (b) shall be decreased by (i) the amount of money distributed to that Member by the Company, (ii) the fair market value of property distributed to that Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to under section 752 of the Code), (iii) allocations to that Member of expenditures of the Company described in section 705(a)(2)(B) of the Code, and (iv) allocations of Company loss and deduction (or items of loss and deduction), including loss and deduction described in Treas. Reg. § 1.704-1(b)(2)(iv)(g), but excluding items described in clause (b)(iii) above and loss or deduction described in Treas. Reg. § 1.704-1(b)(4)(i) or § 1.704-1(b)(4)(iii). The Members’ capital accounts also shall be maintained and adjusted as permitted by the provisions of Treas. Reg. § 1.704-1(b)(2)(iv)(f) and as required by the other provisions of Treas. Reg. §§ 1.704-1(b)(2)(iv) and 1.704-1(b)(4), including adjustments to reflect the allocations to the Members of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Treas. Reg. § 1.704-1(b)(2)(iv)(g). A Member that has more than one Membership Interest shall have a single capital account that reflects all its Membership Interests, regardless of the class of Membership Interests owned by that Member and regardless of the time or manner in which those Membership Interests were acquired.
ARTICLE 5
ALLOCATIONS AND DISTRIBUTIONS
     5.01 Allocations.
          (a) Except as otherwise set forth in Section 5.01(b), for purposes of maintaining the capital accounts and in determining the rights of the Members among themselves, all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members in accordance with their Sharing Ratios.
          (b) The following special allocations shall be made prior to making any allocations provided for in 5.01(a) above:
               (i) Minimum Gain Chargeback. Notwithstanding any other provision hereof to the contrary, if there is a net decrease in Minimum Gain (as generally defined under

Treas. Reg. § 1.704-1 or § 1.704-2) for a taxable year (or if there was a net decrease in Minimum Gain for a prior taxable year and the Company did not have sufficient amounts of income and gain during prior years to allocate among the Members under this subsection 5.01(b)(i), then items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in such Minimum Gain (as determined pursuant to Treas. Reg. § 1.704-2(g)(2)). It is the intent of the Members that any allocation pursuant to this subsection 5.01(b)(i) shall constitute a “minimum gain chargeback” under Treas. Reg. § 1.704-2(f) and shall be interpreted consistently therewith.
               (ii) Member Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any other provision of this Article 5, except subsection 5.01(b)(i), if there is a net decrease in Member Nonrecourse Debt Minimum Gain (as generally defined under Treas. Reg. § 1.704-1 or § 1.704-2), during any taxable year, any Member who has a share of the Member Nonrecourse Debt Minimum Gain shall be allocated such amount of income and gain for such year (and subsequent years, if necessary) determined in the manner required by Treas. Reg. § 1.704-2(i)(4) as is necessary to meet the requirements for a chargeback of Member Nonrecourse Debt Minimum Gain.
               (iii) Qualified Income Offset. Except as provided in subsection 5.01(b)(i) and (ii) hereof, in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treas. Reg. Sections 1.704-1(b)(2)(i)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specifically allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Allocation Regulations, the deficit balance, if any, in its adjusted capital account created by such adjustments, allocations or distributions as quickly as possible.
               (iv) Gross Income Allocations. In the event any Member has a deficit balance in its adjusted capital account at the end of any Company taxable period, such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this subsection 5.01(b)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its adjusted capital account after all other allocations provided in this Section 5.01 have been tentatively made as if subsection 5.01(b)(iv) were not in the Agreement.
               (v) Company Nonrecourse Deductions. Company Nonrecourse Deductions (as determined under Treas. Reg. Section 1.704-2(c)) for any fiscal year shall be allocated among the Members in proportion to their Membership Interests.
               (vi) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions (as defined under Treas. Reg. Section 1.704-2(i)(2)) shall be allocated pursuant to Treas. Reg. Section 1.704-2(i) to the Member who bears the economic risk of loss with respect to the partner nonrecourse debt to which it is attributable.
               (vii) Code Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to the Allocation Regulations, to be taken into account in determining capital accounts, the amount of such adjustment to the capital accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their capital accounts are required to be adjusted pursuant to the Allocation Regulations.
               (viii) Curative Allocation. The special allocations set forth in subsections 5.01(b)(i)-(vi) (the “Regulatory Allocations”) are intended to comply with the Allocation Regulations. Notwithstanding any other provisions of this Section 5.01, the Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Members such that, to the extent possible, the net amount of allocations of such items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each Member if the Regulatory Allocations had not occurred.
     For federal income tax purposes, except as otherwise required by the Code, the Allocation Regulations or the following sentence, each item of Company income, gain, loss, deduction and credit shall be allocated among the Members in the same manner as corresponding items are allocated in Section 5.01(a). Notwithstanding any provisions contained herein to the contrary, solely for federal income tax purposes, items of income, gain, depreciation, gain or loss with respect to property contributed or deemed contributed to the Company by a Member or whose value is adjusted pursuant to the Allocation Regulations shall be allocated among the Members so as to take into account the variation between the Company’s tax basis in such property and its Carrying Value in the manner provided under section 704(c) of the Code and Treas. Reg. § 1.704-3(d) (i.e. the “remedial method”).
     5.02 Distributions.
          (a) At least once each month prior to commencement of winding up under Section 14.01, the Board of Directors shall determine in its reasonable judgment to what extent (if any) the Company’s cash on hand exceeds its current and anticipated needs, including, without limitation, for operating expenses, debt service, acquisitions, and a reasonable contingency reserve. If such an excess exists, the Board of Directors shall cause the Company to distribute to the Members, in accordance with their Sharing Ratios, an amount in cash equal to that excess.
          (b) From time to time the Board of Directors also may cause property of the Company other than cash to be distributed to the Members, which distribution must be made in accordance with their Sharing Ratios and may be made subject to existing liabilities and obligations. Immediately prior to such a distribution, the capital accounts of the Members shall be adjusted as provided in Treas. Reg. § 1.704-1(b)(2)(iv)(f).
ARTICLE 6
RIGHTS AND OBLIGATIONS OF MEMBERS
     6.01 Limitation of Members’ Responsibility, Liability. The Members shall not perform any act on behalf of the Company, incur any expense, obligation or indebtedness of any nature on behalf of the Company, or in any manner participate in the management of the Company, except as specifically contemplated hereunder. No Member shall be liable under a judgment, decree or order of a court, or in any other manner, except as agreed to by any such Member, for the indebtedness or any other obligations or liabilities of the Company or liable, responsible or accountable in damages to the Company or its Members for breach of fiduciary duty as a Member, for any acts performed within the scope of the authority conferred on it by this Agreement, or for its failure or refusal to perform any acts except those expressly required by or pursuant to the terms of this Agreement, or for any debt or loss in connection with the affairs of the Company, except as required by the Delaware Act.
     6.02 Return of Distributions. In accordance with Section 18-607 of the Delaware Act, a Member will be obligated to return any distribution from the Company only as provided by applicable law.
     6.03 Priority and Return of Capital. Except as may be provided in this Agreement, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to profits, losses or distributions; provided that this Section shall not apply to loans (as distinguished from Capital Contributions) that a Member has made to the Company.
     6.04 Competition. Except as otherwise expressly provided in this Agreement, each Member may engage in or possess an interest in any other business venture or ventures, including any activity that is competitive with the Company without offering any such opportunity to the Company, and neither the Company nor the other Member shall have any rights in or to such venture or ventures or activity or the income or profits derived therefrom.
     6.05 Admission of Additional Members. The Company shall not admit additional Members without the prior written consent of all of the Members.
     6.06 Resignation. Without the prior approval of all other Members, no Member may resign from the Company.
     6.07 Indemnification. To the extent permitted by law, the Company shall (to the extent of the assets of the Company) indemnify, defend and hold harmless each Member and each officer, employee and director of such Member from and against all losses, expenses, claims or liabilities, including reasonable attorneys’ fees and disbursements, arising out of or in connection with the indebtedness or any other obligation or liabilities of the Company, other than losses, expenses, claims or liabilities of such indemnified Member which result from a violation in any material respect of any of the provisions of this Agreement or fraud, willful misconduct, gross negligence or misappropriation of funds. The foregoing indemnity expressly includes an indemnity with respect to the negligence (excluding the gross negligence) of a Member.
ARTICLE 7
MEETINGS OF MEMBERS
     7.01 Meetings. Meetings of the Members, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chairman of the Board of Directors or the President of the Company or by any Member. The chairperson at any meeting shall be designated by the Chairman of the Board of Directors or the President of the Company.

     7.02 Place of Meetings. Meetings of the Members shall be held at the principal place of business of the Company or at such other place as may be designated by the Chairman of the Board of Directors or the President of the Company.
     7.03 Notice of Meetings. Except as provided in Section 8.04, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be sent not less than five days before the date of the meeting, either personally, by facsimile or by mail, by or at the direction of the person calling the meeting, to each Member.
     7.04 Meeting of All Members. If all of the Members shall meet at any time and place and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any lawful action may be taken.
     7.05 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by all Members and delivered to the Secretary or any Assistant Secretary of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section is effective when all Members have signed the consent, unless the consent specifies a different effective date.
     7.06 Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice.
     7.07 Delegation to Board. Except as may be otherwise specifically provided in this Agreement or the Delaware Act, the Members agree that they shall act solely through the mechanisms provided herein relating to the appointment and authority of the Board of Directors.
ARTICLE 8
MANAGEMENT
     8.01 Management by Board of Directors.
        (a) Generally. Subject to any powers reserved to the Members under this Agreement, the business and affairs of the Company shall be fully vested in, and managed by, a Board of Directors (the “Board”) and subject to the discretion of the Board, officers elected pursuant to this Article 8. The Directors and officers shall collectively constitute “managers” of the Company within the meaning of the Act. Except as otherwise provided in this Agreement, the authority and functions of the Board, on the one hand, and of the officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the General Corporation Law of the State of Delaware. The officers shall be vested with such powers and duties as are set forth in this Article 8 and as are specified by the Board. Accordingly, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board, and the day-to-day activities of the Company shall be conducted on the Company’s behalf by the officers who shall be agents of the Company.

     (b) Number; Qualification; Tenure. The number of Directors constituting the initial Board of Directors shall be four. The number of Directors constituting the Board of Directors may be increased or decreased from time to time by resolution of the Members. Except as provided in Section 8.01(c) hereof, Directors shall be elected by the Members holding a plurality of the Member Interests, and each Director so elected shall hold office for the full term to which he shall have been elected and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Any Director may resign at any time upon notice to the Company. A Director need not be a Member of the Company or a resident of the State of Delaware.
     (c) Regular Meetings. Regular quarterly and annual meetings of the Board shall be held at such time and place as shall be designated from time to time by resolution of the Board. Notice of such regular quarterly and annual meetings shall not be required.
     (d) Special Meetings. Special meetings of the Board of Directors may be held at any time, whenever called by the Chairman of the Board of Directors, the President of the Company or a majority of Directors then in office, at such place or places within or without the State of Delaware as may be stated in the notice of the meeting. Notice of the time and place of a special meeting must be given by the person or persons calling such meeting at least twenty-four (24) hours, before the special meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the sole purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
     (e) Term; Resignation; Vacancies; Removal. Each Director shall hold office until his successor is appointed and qualified or until his earlier resignation or removal. Any Director may resign at any time upon written notice to the Board, the Chairman of the Board, to the Chief Executive Officer or to any other Officer. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors or from any other cause shall be filled by an affirmative vote of a majority of the remaining Directors then in office, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office for the remainder of the full term in which the new directorship was created or the vacancy occurred and until such Director’s successor is duly elected and qualified, or until his earlier death, resignation or removal. Any Director may be removed, with or without cause, by a majority of the Members at any time, and the vacancy in the Board caused by any such removal shall be filled by a majority of the Members.
     (f) Quorum; Required Vote for Action. Except as may be otherwise specifically provided by law or this Agreement, at all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the Directors present at any meeting of the Board of Directors at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     (g) Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any absent or disqualified member. Any committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.
       The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law, nor shall such committee function where action of the Board of Directors is required under applicable law. The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the members of any such committee shall constitute a quorum. Each such committee may elect a chairman and appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in the same manner as the Board of Directors conducts its business pursuant to this Agreement, as the same shall from time to time be amended. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.
     8.02 Officers.
     (a) Generally. The officers of the Company shall be appointed by the Board of Directors. Unless provided otherwise by resolution of the Board of Directors, the Officers shall have the titles, power, authority and duties described below in this Section 8.02.
     (b) Titles and Number. The Officers of the Company shall be the Chairman of the Board (unless the Board of Directors provides otherwise), the Chief Executive Officer, the President, any and all Vice Presidents (including any Vice Presidents who may be designated as Executive Vice President or Senior Vice President), the Secretary, the Chief Financial Officer, any Treasurer and any and all Assistant Secretaries and Assistant Treasurers and the General Counsel. There shall be appointed from time to time such Vice Presidents,

Secretaries, Assistant Secretaries, Treasurers and Assistant Treasurers as the Board of Directors may desire. Any person may hold more than one office.
     (c) Appointment and Term of Office. The Officers shall be appointed by the Board of Directors at such time and for such term as the Board of Directors shall determine. Any Officer may be removed, with or without cause, only by the Board of Directors. Vacancies in any office may be filled only by the Board of Directors.
     (d) Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and he shall be a non-executive unless and until other executive powers and duties are assigned to him from time to time by the Board of Directors.
     (e) Chief Executive Officer. Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination of the Board of Directors, the Chief Executive Officer, subject to the direction of the Board of Directors, shall be the chief executive officer of the Company and shall be responsible for the management and direction of the day-to-day business and affairs of the Company, its other Officers, employees and agents, shall supervise generally the affairs of the Company and shall have full authority to execute all documents and take all actions that the Company may legally take. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings (should he be a director) of the Board of Directors. The Chief Executive Officer shall exercise such other powers and perform such other duties as may be assigned to him by this Agreement or the Board of Directors, including any duties and powers stated in any employment agreement approved by the Board of Directors.
     (f) President. Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination of the Board of Directors, the President, subject to the direction of the Board of Directors, shall be the chief executive officer of the Company in the absence of a Chief Executive Officer and shall be responsible for the management and direction of the day-to-day business and affairs of the Company, its other Officers, employees and agents, shall supervise generally the affairs of the Company and shall have full authority to execute all documents and take all actions that the Company may legally take. The President shall preside at all meetings of the Members and, in the absence of the Chairman of the Board and a Chief Executive Officer, the President shall preside at all meetings (should he be a director) of the Board of Directors. The President shall exercise such other powers and perform such other duties as may be assigned to him by this Agreement or the Board of Directors, including any duties and powers stated in any employment agreement approved by the Board of Directors.
     (g) Vice Presidents. In the absence of a Chief Executive Officer and the President, each Vice President (including any Vice Presidents designated as Executive Vice President or Senior Vice President) appointed by the Board of Directors shall have all of the powers and duties conferred upon the President, including the same power as the President to execute documents on behalf of the Company. Each such Vice President shall perform such other duties and may exercise such other powers as may from time to time be assigned to him by the Board of Directors or the President.

     (h) Secretary and Assistant Secretaries. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Board of Directors, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this Agreement, the Board of Directors or the President. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer’s absence or inability or refusal to act.
     (i) Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the Company. He shall receive and deposit all moneys and other valuables belonging to the Company in the name and to the credit of the Company and shall disburse the same and only in such manner as the Board of Directors or the appropriate Officer of the Company may from time to time determine. He shall render to the Board of Directors and the Chief Executive Officer, whenever any of them request it, an account of all his transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such further duties as the Board of Directors or the Chief Executive Officer may require. The Chief Financial Officer shall have the same power as the Chief Executive Officer to execute documents on behalf of the Company.
     (j) Treasurer and Assistant Treasurers. The Treasurer shall have such duties as may be specified by the Chief Financial Officer in the performance of his duties. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer’s absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Company. If no Treasurer or Assistant Treasurer is appointed and serving or in the absence of the appointed Treasurer and Assistant Treasurer, the Senior Vice President, or such other Officer as the Board of Directors shall select, shall have the powers and duties conferred upon the Treasurer.
     (k) General Counsel. The General Counsel subject to the discretion of the Board of Directors, shall be responsible for the management and direction of the day-to-day legal affairs of the Company. The General Counsel shall perform such other duties and may exercise such other powers as may from time to time be assigned to him by the Board of Directors or the President.
     (l) Powers of Attorney. The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other persons.
     (m) Delegation of Authority. Unless otherwise provided by resolution of the Board of Directors, no Officer shall have the power or authority to delegate to any person such Officer’s rights and powers as an Officer to manage the business and affairs of the Company.

          (n) Officers. The Board of Directors shall appoint Officers of the Company to serve from the date of such appointment until the death, resignation or removal by the Board of Directors with or without cause of such officer.
     8.03 Duties of Officers and Directors. Except as otherwise specifically provided in this Agreement, the duties and obligations owed to the Company and to the Board of Directors by the Officers of the Company and by members of the Board of Directors of the Company shall be the same as the respective duties and obligations owed to a corporation organized under the Delaware General Corporation Law by its officers and directors, respectively.
     8.04 Compensation. The members of the Board of Directors who are neither Officers nor employees of the Company shall be entitled to compensation as directors and committee members as approved by the Board and shall be reimbursed for out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors or committees thereof.
     8.05 Indemnification.
     (a) To the fullest extent permitted by Law but subject to the limitations expressly provided in this Agreement, each person shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including reasonable legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any such person may be involved, or is threatened to be involved, as a party or otherwise, by reason of such person’s status as (i) a present or former member of the Board of Directors or any committee thereof, (ii) a present or former Member, (iii) a present or former Officer, or (iv) a Person serving at the request of the Company in another entity in a similar capacity as that referred to in the immediately preceding clauses (i) or (iii), provided, that the Person described in the immediately preceding clauses (i), (ii), (iii) or (iv) (“Indemnitee”) shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeing indemnification pursuant to this Section 8.05, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to this Section 8.05 shall be made only out of the assets of the Company.
     (b) To the fullest extent permitted by law, expenses (including reasonable legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 8.05(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 8.05.
     (c) The indemnification provided by this Section 8.05 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity.
     (d) The Company may purchase and maintain insurance, on behalf of the members of the Board of Directors, the Officers and such other persons as the Board of Directors shall determine, against any liability that may be asserted against or expense that may be incurred by such person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of this Agreement.
     (e) For purposes of this Section 8.05, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of such Indemnitee’s duties to the Company also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 8.05(a); and action taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of such Indemnitee’s duties for a purpose reasonably believed by such Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.
     (f) In no event may an Indemnitee subject any Members of the Company to personal liability by reason of the indemnification provisions of this Agreement.
     (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 8.05 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
     (h) The provisions of this Section 8.05 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
     (i) No amendment, modification or repeal of this Section 8.05 or any provision hereof shall in any manner terminate, reduce or impair either the right of any past, present or future Indemnitee to be indemnified by the Company or the obligation of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 8.05 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
     (j) THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 8.05 ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON’S NEGLIGENCE, FAULT OR OTHER CONDUCT.

        8.06 Liability of Indemnitees.
     (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Members or any other Person for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered in a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.
     (b) Subject to its obligations and duties as set forth in this Article 8, the Board of Directors and any committee thereof may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the Company’s Officers or agents, and neither the Board of Directors nor any committee thereof shall be responsible for any misconduct or negligence on the part of any such Officer or agent appointed by the Board of Directors or any committee thereof in good faith.
     (c) Any amendment, modification or repeal of this Section 8.06 or any provision hereof shall be prospective only and shall not in any way affect the limitations on liability under this Section 8.06 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.
ARTICLE 9
[RESERVED]
ARTICLE 10
ACCOUNTING METHOD, PERIOD, RECORDS AND REPORTS
        10.01 Accounting Method. The books and records of account of the Company shall be maintained in accordance with the accrual method of accounting.
        10.02 Accounting Period. The Company’s accounting period shall be the Fiscal Year.
        10.03 Records, Audits and Reports. At the expense of the Company, the Board of Directors shall maintain books and records of account of all operations and expenditures of the Company.
        10.04 Inspection. The books and records of account of the Company shall be maintained at the principal place of business of the Company or such other location as shall be determined by the Board of Directors and shall be open to inspection by the Members at all reasonable times during any business day.

ARTICLE 11
TAX MATTERS
     11.01 Tax Returns. The Board shall cause to be prepared and filed all necessary federal and state income tax returns for the Company, including making the elections described in Section 11.02. Each Member shall furnish to the Board all pertinent information in its possession relating to Company operations that is necessary to enable the Company’s income tax returns to be prepared and filed.
     11.02 Tax Elections. The Company shall make the following elections on the appropriate tax returns:
     (a) to adopt a fiscal year ending on December 31 of each year;
     (b) to adopt the accrual method of accounting and to keep the Company’s books and records on the income-tax method;
     (c) to adjust the basis of Company properties pursuant to section 754 of the Code; and
     (d) any other election the Board may deem appropriate and in the best interests of the Members.
Neither the Company nor any Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law.
     11.03 Tax Matters Partner. DEP OLP shall be the “tax matters partner” of the Company pursuant to section 6231(a)(7) of the Code. Tax matters partner shall take such action as may be necessary to cause each Member to become a “notice partner” within the meaning of section 6223 of the Code. The tax matters partner shall inform each Member of all significant matters that may come to its attention in its capacity as tax matters partner by giving notice on or before the fifth Business Day after becoming aware of the matter and, within that time, shall forward to each Member copies of all significant written communications it may receive in that capacity.
ARTICLE 12
RESTRICTIONS ON TRANSFERABILITY
     12.01 Transfer Restrictions. Except as set forth in Article 4 of the Omnibus Agreement, no Member shall be permitted to sell, assign, transfer or otherwise dispose of, or mortgage, hypothecate or otherwise encumber, or permit or suffer any encumbrance of, all or any portion of its Member Interest without the prior written consent of all other Members (which consent may be withheld in the sole discretion of such Members).

ARTICLE 13
BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS
     13.01 Maintenance of Books.
     (a) The Board of Directors shall keep or cause to be kept at the principal office of the Company or at such other location approved by the Board of Directors complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company’s business and minutes of the proceedings of the Board of Directors and any other books and records that are required to be maintained by applicable Law.
        (b) The books of account of the Company shall be maintained on the basis of a fiscal year that is the calendar year and on an accrual basis in accordance with generally accepted accounting principles, consistently applied, except that the capital accounts of the Members shall be maintained in accordance with Section 4.04.
     13.02 Reports. The Board of Directors shall cause to be prepared and delivered to each Member such reports, forecasts, studies, budgets and other information as the Members may reasonably request from time to time.
     13.03 Bank Accounts. Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Board of Directors. All withdrawals from any such depository shall be made only as authorized by the Board of Directors and shall be made only by check, wire transfer, debit memorandum or other written instruction.
     13.04 Tax Statements. The Company shall use reasonable efforts to furnish, within 90 Days of the close of each taxable year of the Company, estimated tax information reasonably required by the Members for federal and state income tax reporting purposes.
ARTICLE 14
DISSOLUTION, WINDING-UP AND TERMINATION
     14.01 Dissolution.
        (a) The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a “Dissolution
  Event”):
               (i) the unanimous consent of the Members in writing;
               (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act;
        (iii) at any time there are no Members of the Company, unless the Company is continued in accordance with the Act or this Agreement.
     (b) No other event shall cause a dissolution of the Company.

        (c) Upon the occurrence of any event that causes there to be no Members of the Company, to the fullest extent permitted by law, the personal representative of the last remaining Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of such Member in the Company.
        (d) Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and, upon the occurrence of such an event, the Company shall continue without dissolution.
     14.02 Winding-Up and Termination.
        (a) On the occurrence of a Dissolution Event, the Board of Directors shall select one or more Persons to act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Board of Directors. The steps to be accomplished by the liquidator are as follows:
               (i) as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities, and operations through the last calendar day of the month in which the dissolution occurs or the final winding up is completed, as applicable;
               (ii) the liquidator shall discharge from Company funds all of the debts, liabilities and obligations of the Company or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and
               (iii) all remaining assets of the Company shall be distributed to the Members as follows:
                      (A) the liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the capital accounts of the Members;
                      (B) with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the capital accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the capital accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

               (C) Company property shall be distributed among the Members in accordance with the positive capital account balances of the Members, as determined after taking into account all capital account adjustments for the taxable year of the Company during which the liquidation of the Company occurs (other than those made by reason of this clause (iii)); and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation).
        (b) The distribution of cash or property to a Member in accordance with the provisions of this Section 14.02 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its share of all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of Section 18-502(b) of the Act. No Member shall be required to make any Capital Contribution to the Company to enable the Company to make the distributions described in this Section 14.02.
        (c) On completion of such final distribution, the liquidator shall file a Certificate of Cancellation with the Secretary of State of the State of Delaware and take such other actions as may be necessary to terminate the existence of the Company.
ARTICLE 15
MERGER
     15.01 Authority. The Company may merge or consolidate with one or more limited liability companies, corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other jurisdiction, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) in accordance with this Article 15.
     15.02 Procedure for Merger or Consolidation. The merger or consolidation of the Company pursuant to this Article 15 requires the prior approval of a majority the Board of Directors and compliance with Section 15.03. Upon such approval, the Merger Agreement shall set forth:
     (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;
        (b) The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (“Surviving Business Entity”);
     (c) The terms and conditions of the proposed merger or consolidation;
        (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partnership or limited liability company interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partnership or limited liability company interests, rights, securities or obligations of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partnership or limited liability company interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partnership or limited liability company interests, rights, securities or obligations of any general or limited partnership, limited liability company, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such interests, rights, securities or obligations of the constituent business entity are to receive in exchange for, or upon conversion of, their interests, rights, securities or obligations and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partnership or limited liability company interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, limited liability company, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;
     (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or limited liability company or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;
     (f) The effective time of the merger or consolidation, which may be the date of the filing of the certificate of merger pursuant to Section 15.04 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger or consolidation is to be later than the date of the filing of the certificate of merger or consolidation, the effective time shall be fixed no later than the time of the filing of the certificate of merger or consolidation and stated therein); and
     (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the Board of Directors.
        15.03 Approval by Members of Merger or Consolidation.
     (a) The Board of Directors, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of the Members, whether at a meeting or by written consent. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a meeting or the written consent.
     (b) After approval by vote or consent of the Members, and at any time prior to the filing of the certificate of merger or consolidation pursuant to Section 15.04, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.
        15.04 Certificate of Merger or Consolidation. Upon the required approval by the Board of Directors and the Members of a Merger Agreement, a certificate of merger or consolidation shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Act.

     15.05 Effect of Merger or Consolidation.
     (a) At the effective time of the certificate of merger or consolidation:
               (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were property of each constituent business entity;
               (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;
               (iii) all rights of creditors and all liens on or security interest in property of any of those constituent business entities shall be preserved unimpaired; and
               (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.
       (b) A merger or consolidation effected pursuant to this Article 10 shall not (i) be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred or (ii) require the Company (if it is not the Surviving Business Entity) to wind up its affairs, pay its liabilities or distribute its assets as required under Article 14 of this Agreement or under the applicable provisions of the Act.
ARTICLE 16
GENERAL PROVISIONS
     16.01 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile or other electronic transmission and a notice, request or consent given under this Agreement is effective on receipt by the Person to receive it; provided, however, that a facsimile or other electronic transmission that is transmitted after the normal business hours of the recipient shall be deemed effective on the next Business Day. All notices, requests and consents to be sent to a Member must be sent to or made at the addresses given for that Member as that Member may specify by notice to the other Members. Any notice, request or consent to the Company must be given to all of the Members. Whenever any notice is required to be given by applicable Law, the Organizational Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Whenever any notice is required to be given by Law, the Organizational Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     16.02 Entire Agreement; Supersedure. This Agreement constitutes the entire agreement of the Members and their respective Affiliates relating to the subject matter hereof and supersedes all prior contracts or agreements with respect to such subject matter, whether oral or written.
     16.03 Effect of Waiver or Consent. Except as provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Except as provided in this Agreement, failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.
     16.04 Amendment or Restatement. This Agreement may be amended or restated only by a written instrument executed by all Members.
     16.05 Binding Effect. This Agreement is binding on and shall inure to the benefit of the Members and their respective heirs, legal representatives, successors and assigns.
     16.06 Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Organizational Certificate, or (b) any mandatory, non-waivable provision of the Act, such provision of the Organizational Certificate or the Act shall control. If any provision of the Act provides that it may be varied or superseded in the limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by Law, and (b) the Members or Directors (as the case may be) shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.
     16.07 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

     16.08 Offset. Whenever the Company is to pay any sum to any Member, any amounts that a Member owes the Company may be deducted from that sum before payment.
     16.09 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
     16.10 Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.
     16.11 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.
     16.12 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBERS: DEP OPERATING PARTNERSHIP, L.P.
By:	Duncan Energy Partners L.P., its sole member

By:	DEP Holdings, LLC,
its general partner

By:
Richard H. Bachmann
President and Chief Executive Officer

ENTERPRISE PRODUCTS OPERATING L.P.
By:	Enterprise Products OLPGP, Inc.,
its general partner

By:
Richard H. Bachmann
Executive Vice President, Chief Legal Officer and Secretary

Attachment I
Defined Terms
     Act – the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.
     Affiliate – with respect to any Person, each Person Controlling, Controlled by or under common Control with such first Person.
     Agreement – this Amended and Restated Limited Liability Company Agreement of the Company, as the same may be amended, modified, supplemented or restated from time to time.
     “Allocation Regulations” means Treas. Reg. §§ 1.704-1(b), 1.704-2 and 1.704-3 (including any temporary regulations) as such regulations may be amended and in effect from time to time and any corresponding provision of succeeding regulations.
     Bankruptcy or Bankrupt – with respect to any Person, that (a) such Person (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is insolvent, or has entered against such Person an order for relief in any bankruptcy or insolvency proceeding; (iv) files a petition or answer seeking for such Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties; or (b) 120 Days have passed after the commencement of any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law, if the proceeding has not been dismissed, or 90 Days have passed after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties, if the appointment is not vacated or stayed, or 90 Days have passed after the date of expiration of any such stay, if the appointment has not been vacated.
     Board of Directors or Board – Section 6.01.
     Business Day – any Day other than a Saturday, a Sunday or a Day on which national banking associations in the State of Texas are authorized or required by Law to close.
     Capital Contribution – Section 4.01(b).
     Carrying Value means (a) with respect to property contributed to the Company, the fair market value of such property at the time of contribution reduced (but not below zero) by all depreciation, depletion (computed as a separate item of deduction), amortization and cost recovery deductions charged to the Members’ capital accounts, (b) with respect to any property whose value is adjusted pursuant to the Allocation Regulations, the adjusted value of such property reduced (but not below zero) by all depreciation and cost recovery deductions charged to the Partner’s capital accounts and (c) with respect to any other Company property, the

Attachment I - 1

adjusted basis of such property for federal income tax purposes, all as of the time of determination.
     Company – initial paragraph.
     Control – shall mean the possession, directly or indirectly, of the power and authority to direct or cause the direction of the management and policies of a Person, whether through ownership or control of Voting Stock, by contract or otherwise.
     Contribution Agreement - Recitals.
     Day – a calendar Day; provided, however, that, if any period of Days referred to in this Agreement shall end on a Day that is not a Business Day, then the expiration of such period shall be automatically extended until the end of the first succeeding Business Day.
     Delaware General Corporation Law – Title 8 of the Delaware Code, as amended from time to time.
     Director – each member of the Board of Directors elected as provided in Section 8.01.
     Dispose, Disposing or Disposition means, with respect to any asset, any sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of Law.
     Dissolution Event – Section 14.01(a)
     Effective Date – initial paragraph.
     Enterprise Products OLP - Recitals.
     Existing Agreement – Recitals.
     Indemnitee – Section 8.05(a).
     Initial Member – Enterprise Products OLP.
     Law – any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration or interpretative or advisory opinion or letter of a governmental authority.
     Liability – any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, matured or unmatured, conditional or unconditional, latent or patent, accrued or unaccrued, liquidated or unliquidated, or due or to become due.
     Member – any Person executing this Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any Person who has ceased to be a member in the Company.

Attachment I - 2

     Membership Interest – with respect to any Member, (a) that Member’s status as a Member; (b) that Member’s share of the income, gain, loss, deduction and credits of, and the right to receive distributions from, the Company; (c) all other rights, benefits and privileges enjoyed by that Member (under the Act, this Agreement, or otherwise) in its capacity as a Member; and (d) all obligations, duties and liabilities imposed on that Member (under the Act, this Agreement or otherwise) in its capacity as a Member, including any obligations to make Capital Contributions.
     Merger Agreement – Section 15.01.
     MLP – Recitals.
     Officers – any person elected as an officer of the Company as provided in Section 9.02(a), but such term does not include any person who has ceased to be an officer of the Company.
     Omnibus Agreement – means the Omnibus Agreement between Enterprise Products OLP, DEP Holdings, LLC, MLP, DEP OLPGP, LLC, DEP OLP, Enterprise Lou-Tex Propylene Pipeline L.P., Company, Mont Belvieu Caverns, LLC, South Texas NGL Pipelines, LLC and the Company, dated                     , 2007, as amended or restated from time to time.
     Organizational Certificate – Section 2.01.
     Person – a natural person, partnership (whether general or limited), limited liability company, governmental entity, trust, estate, association, corporation, venture, custodian, nominee or any other individual or entity in its own or any representative capacity.
     Sharing Ratio – subject in each case to adjustments in accordance with this Agreement or in connection with Dispositions of Membership Interests, (a) in the case of a Member executing this Agreement as of the date of this Agreement or a Person acquiring such Member’s Membership Interest, the percentage specified for that Member as its Sharing Ratio on Exhibit A, and (b) in the case of Membership Interests issued pursuant to Section 3.02, the Sharing Ratio established pursuant thereto; provided, however, that the total of all Sharing Ratios shall always equal 100%.
     Surviving Business Entity – Section 15.02(b).
     Voting Stock – with respect to any Person, Equity Interests in such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of, or otherwise appoint, directors (or Persons with management authority performing similar functions) of such Person.
     Withdraw, Withdrawing and Withdrawal – the withdrawal, resignation or retirement of a Member from the Company as a Member.

Attachment I - 3

Exhibit A

Name and Address of Partner	Sharing Ratio
DEP Operating Partnership, L.P.	66%
1100 Louisiana Street, 10th Floor
Houston, Texas 77002

Enterprise Products Operating L.P.	34%
1100 Louisiana Street, 10th Floor
Houston, Texas 77002

Exhibit A - 1